UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March, 24, 2010

CYIOS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-27243	03-7392107

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer jurisdiction Identification Number)

1300 Pennsylvania Avenue, Suite 700, Washington, DC  20004

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (202) 204-3006

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2010, CYIOS Corporation (“CYIO” or the “Company”) entered into a drawdown equity financing agreement (“DEFA”) and registration rights agreement (“RRA”) with Auctus Private Equity Fund, LLC (“Auctus”) providing for, among other things, the purchase and sale of the Company’s common stock as provided therein.  A copy of the DEFA and RRA are filed herewith as Exhibits 10.1 and 10.2, respectively.

In connection with the DEFA, the Company has agreed to issue and sell to Auctus, and Auctus has committed to purchase from the Company,  up to $7,000,000 worth of the Company’s common stock (“Shares”), par value $0.0001 per share over a three year period.

The amount that the Company shall be entitled to request from each advance (“Advance”) shall be equal to, at the Company’s election, either (i) $200,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock based on the ten (10) trading days preceding the Drawdown Notice Date (as defined in the DEFA), whichever is larger.   The purchase price of the common stock shall be set at ninety-four percent (94%) of the lowest closing bid price of the common stock during the pricing period.  The pricing period shall be the five (5) consecutive trading days immediately after the Drawdown Notice Date.

Auctus shall immediately cease selling any shares within a Drawdown Notice if the price falls below seventy-five percent (75%) of the average closing bid price of the common stock over the preceding ten (10) trading days prior to the Drawdown Notice Date (the “Floor”). Notwithstanding, the Company, in its sole and absolute discretion, may waive its right with respect to the Floor and allow Auctus to sell any shares below the Floor Price. In the event that the Company does not waive its right with respect to the Floor, Auctus shall immediately cease selling any shares within the Drawdown Notice if the price falls below the Floor Price.

The Company is obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the shares of common stock underlying the DEFA within one hundred and twenty (120) calendar days of the closing date.  In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred and twenty (120) days 120 days after the filing of the registration statement.

In connection with the DEFA, the Company paid Auctus a total of $15,000, consisting of $7,500 in cash and 100,000 shares of common stock.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

The  Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(d) Exhibits.

Exhibit Number	Description

10.1	Drawdown Equity Financing Agreement, dated March 23, 2010

10.2	Registration Rights Agreement, dated March 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYIOS CORPORATION

Date: March 24, 2010	By:	/s/ Timothy W. Carnahan
Timothy W. Carnahan
President, Chief Executive Officer and Principal Financial Officer